Exhibit 99.1

DUKE POWER COMPANY LLC

(formerly Duke Energy Corporation)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL

INFORMATION

The accompanying Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2005 reflect the transfer by the registrant, Duke Power LLC (“Duke Power”), to Duke Energy Corporation (“Duke Energy”) of all of its membership interests in its wholly-owned subsidiary Duke Capital LLC (“Duke Capital”) (including the operations of Duke Energy Merchants, LLC and Duke Energy Merchant Finance, LLC) as if it had occurred on January 1, 2005. The accompanying Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2005 reflects the transfer as if it had occurred on December 31, 2005.

The accompanying unaudited pro forma condensed consolidated financial statements should be read in connection with the registrant’s consolidated financial statements as of December 31, 2005, including the notes thereto, included in the registrant’s Form 10-K for the year ended December 31, 2005.

The accompanying unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and is not necessarily indicative of the consolidated financial position or results of operations of Duke Power Company LLC that would have been reported had the transfer been completed at the dates indicated nor is it indicative of Duke Power Company LLC’s future consolidated financial position or results of operations.

As described in Item 8.01 of the Current Report on Form 8-K to which this unaudited pro forma condensed consolidated financial information is attached as an exhibit, on April 3, 2006 the registrant became a wholly owned subsidiary of Duke Energy Corporation, a Delaware corporation, and converted its form of organization from a North Carolina corporation to a North Carolina limited liability company. Other than the pro forma adjustments to present common stockholders’ equity as of December 31, 2005 as member’s equity, the accompanying unaudited pro forma condensed consolidated financial statements do not reflect any adjustments for these events or for any transactions that may occur subsequent to April 3, 2006.

DUKE POWER COMPANY LLC

(formerly Duke Energy Corporation)

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2005

(In millions)

	Duke Energy Historical	Duke Capital Historical (a)	Duke Energy Merchants Historical (a)	Other Pro Forma Adjustments (b)	Duke Power Company LLC Pro Forma
Operating Revenues
Non-regulated electric, natural gas, natural gas liquids, and other	$7,661	$7,287	$635	$268	$7
Regulated electric	5,406		—	19	5,425
Regulated natural gas and natural gas liquids	3,679	3,679	—		—

Total operating revenues	16,746	10,966	635	287	5,432

Operating Expenses
Natural gas and petroleum products purchased	6,279	5,812	466	(1)	—
Operation, maintenance and other	3,553	2,002	33	124	1,642
Fuel used in electric generation and purchased power	1,584	336	—		1,248
Depreciation and amortization	1,728	766	—	1	963
Property and other taxes	571	262	—		309
Impairment and other charges	140	140			—

Total operating expenses	13,855	9,318	499	124	4,162

Gains on Sales of Investments in Commercial and Multi-Family Real Estate	191	191	—		—
Gains on Sales of Other Assets, net	534	527	—		7

Operating Income	3,616	2,366	136	163	1,277

Other Income and Expenses
Equity in earnings of unconsolidated affiliates	479	479	—		—
Gains on sales and impairments of equity method investments	1,225	1,225	—		—
Other income and expenses, net	96	81	(165)	(165)	15

Total other income and expenses	1,800	1,785	(165)	(165)	15
Interest Expense	1,062	775	(4)		291
Minority Interest Expense	538	538	—		—

Earnings (Loss) From Continuing Operations Before Income Taxes	3,816	2,838	(25)	(2)	1,001
Income Tax Expense (Benefit) from Continuing Operations	1,283	1,225	(272)		330

Income From Continuing Operations	$2,533	$1,613	$247	$(2)	$671

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements, which are an integral part of these statements.

DUKE POWER COMPANY LLC

(formerly Duke Energy Corporation)

Unaudited Pro Forma Condensed Consolidated Balance Sheet

December 31, 2005

(In millions)

	Duke Energy Historical	Duke Capital Historical (a)	Duke Energy Merchants Historical (a)	Other Pro Forma Adjustments		Duke Power Company LLC Pro Forma
ASSETS

Current Assets	$7,957	$6,450	$99	$72	(b)	$1,480

Goodwill	3,775	3,775	—			—

Investments and Other Assets	11,258	7,892	430	8	(b)	2,944

Property, Plant and Equipment
Cost	40,574	19,086	(26)			21,514
Less accumulated depreciation and amortization	11,374	3,399	4			7,971

Net property, plant and equipment	29,200	15,687	(30)			13,543

Regulatory Assets and Deferred Debits	2,533	1,216	—			1,317

Total Assets	$54,723	$35,020	$499	$80		$19,284

LIABILITIES AND COMMON STOCKHOLDERS’/MEMBER’S EQUITY

Current Liabilities	$8,418	$7,207	$138	$70	(b)	$1,143

Long-term Debt	14,547	8,790	—			5,757

Deferred Income Taxes	5,253	3,188	(151)			2,216

Asset Retirement Obligations	2,058	29	—			2,029

Deferred Credits and Other Liabilities	7,259	3,474	65			3,720

Minority Interests	749	749	—			—

Common Stockholders’/Member’s Equity
Common stock	10,388	—	—	(10,388	)(c)	—
Retained earnings	5,335	—	—	(5,335	)(c)	—
Member’s equity	—	10,927	377	15,723 10	(c) (b)	4,429
Accumulated other comprehensive income (loss)	716	656	70			(10)

Total common stockholders’/member’s equity	16,439	11,583	447	10		4,419

Total Liabilities and Common Stockholders’/Member’s Equity	$54,723	$35,020	$499	$80		$19,284

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements, which are an integral part of these statements.

DUKE POWER COMPANY LLC

(formerly Duke Energy Corporation)

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(a)	Transfer of Duke Energy Merchants and Duke Capital LLC - Represents the pro forma adjustments required to reflect the transfer of Duke Energy Merchants, LLC and Duke Energy Merchant Finance, LLC from Duke Power Company LLC (formerly Duke Energy Corporation) to Duke Capital LLC, and the subsequent transfer of Duke Capital LLC to Duke Energy Corporation (formerly known as Duke Energy Holding Corp.).

(b)	Intercompany Transactions - Represents the pro forma adjustments required to (i) eliminate certain transactions between Duke Capital LLC, Duke Energy Merchants, LLC, and Duke Energy Merchant Finance, LLC and (ii) classify certain transactions between Duke Power Company LLC and the operations transferred as third party transactions.

(c)	Conversion to Limited Liability Company - Represents the pro forma adjustments required to present the pro forma shareholders’ equity balances as member’s equity to reflect the conversion to a limited liability company.